SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant  [X]

     Filed by a party other than the registrant  [ ]

     Check the appropriate box:
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Kinark Corporation

(Name of Registrant as Specified in Its Charter)

                                 Paul A. Quiros, 400 Colony Square, Suite 2200,

         1201 Peachtree Street, Atlanta, Georgia  30361; (404) 817-6000
 (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.

     (1)  Title of each class of securities to which transaction applies:
                     Common Stock - $.10 par value per share
     (2)  Aggregate number of securities to which transactions applies:
                                  6,066,536 Shares of Common Stock
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
_______________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
     (5)  Total Fee Paid:
_______________________________________________________________________________
     [X]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
______________________________________________________________________________
     (2)  Form, schedule or registration statement no.:
______________________________________________________________________________
     (3)  Filing party:
______________________________________________________________________________
     (4)  Date filed:
______________________________________________________________________________

____________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
KINARK CORPORATION LETTERHEAD APPEARS HERE




May 3, 1996


ANNUAL MEETING - JUNE 5, 1996


Dear Kinark Stockholder:

     On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the Annual Meeting of Stockholders on Wednesday, June 5, 1996, in Tulsa, Oklahoma.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued interest in the Company.


                                        Sincerely,


                                        /s/ Michael T. Crimmins
                                        Michael T. Crimmins
                                        Chairman of the Board


PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

KINARK CORPORATION LETTERHEAD APPEARS HERE


NOTICE OF ANNUAL MEETING
TULSA, OKLAHOMA, JUNE 5, 1996


To the Stockholders of KINARK CORPORATION:

     The annual meeting of stockholders of KINARK CORPORATION, a Delaware corporation (the "Company"), will be held at the Marriott Hotel, 1902 East 71st Street, Tulsa, Oklahoma, on Wednesday, June 5, 1996, at 9:00 A.M. local time, for the following purposes:

1. To elect seven directors to serve until the 1997 annual meeting of stockholders;

2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, $.10 par value per share, from 12,000,000 shares to 18,000,000 shares;

3.   To approve the Company's 1996 Stock Option Plan; and

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors fixed April 15, 1996 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten (10) days prior to the meeting and also will be available for inspection at the meeting.

     Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting.


                         By Order of the Board of Directors


                         /s/ Carolyn A. Fredrich
                         CAROLYN A. FREDRICH,
                              Secretary

May 3, 1996
KINARK CORPORATION
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 1996

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held on June 5, 1996, at 9:00 a.m., local time, at the Marriott Hotel in Tulsa, Oklahoma, or at any adjournments thereof (the "Annual Meeting"). On April 15, 1996, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 6,066,536 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted to determine the presence or absence of a quorum at the Annual Meeting.

     This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about May 3, 1996.

     The Company's principal executive office is located at 7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma, 74136-3324.

     The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement (the "Election of Directors").

     In addition to the Election of Directors, the Company's Board of Directors (the "Board") is submitting to the stockholders for their consideration, a proposal to amend the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized shares of Common Stock from 12,000,000 shares to 18,000,000 shares, as set forth in this Proxy Statement (the "Common Stock Amendment"). The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote thereon is required to approve the Common Stock Amendment.

     The Board is also submitting to the stockholders for their consideration a proposal to approve the Company's 1996 Stock Option Plan, as set forth in this Proxy Statement (the "1996 Stock Option Plan"). The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the proposal to adopt the 1996 Stock Option Plan (the "1996 Stock Option Plan Proposal").

     With respect to abstentions, because shares abstaining are not affirmative votes for the Common Stock Amendment, they will have the same effect as votes against the Common Stock Amendment, but will have no effect with respect to the Election of Directors or the 1996 Stock Option Plan Proposal. Under the rules of the American Stock Exchange ("ASE"), brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the Election of Directors and the Common Stock Amendment. The 1996 Stock Option Plan Proposal, however, is not a discretionary item and the brokers may not vote on that proposal without instructions ("broker non-votes"). A majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the 1996 Stock Option Plan Proposal; therefore, broker non-votes will have no effect with respect to that proposal.

     You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting.
Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.


ELECTION OF DIRECTORS

     At the 1993 Annual Meeting, the Company's stockholders approved an amendment to the Certificate to delete the provision that established three classes of directors, with the term of each class expiring in successive years. Directors are now elected each year for one-year terms. The Board is currently composed of six members. At a regular meeting of the Board held on February 29, 1996, the Board voted unanimously to amend the Bylaws to increase the size of the Board to seven members; therefore, at the Annual Meeting, seven directors will be elected in accordance with the Bylaws to serve until the 1997 Annual Meeting. The Board has nominated five of the current directors, Richard
C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans and Mark E. Walker, and two persons not currently directors, Joseph J. Morrow and John H. Sununu for election at the Annual Meeting for a term expiring at the 1997 Annual Meeting, and each of them has agreed to serve, if elected.

     At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.

NOMINEES FOR ELECTION AS DIRECTORS
TO SERVE UNTIL NEXT ANNUAL MEETING


                    BUSINESS EXPERIENCE DURING PAST         YEAR FIRST
Name and Age        FIVE YEARS AND OTHER INFORMATION        Elected Director
Richard C. Butler   Former Chairman of the Board of              1974
(86)                Peoples Savings & Loan Association in
                    Little Rock, Arkansas.  From 1963 until
                    1980, Chairman of the Board and
                    President of Commercial National Bank
                    in Little Rock.  Prior to 1963,
(Photo of Mr.       Partner in the Little Rock law firm of
Butler appears      House, Holmes, Butler and Jewell.  Served
Here)               on the Board of Directors of Coca-Cola
                    Bottling Co. of Arkansas, Advisory
                    Board Member of Power & Light Co. and
                    past President of First Arkansas
                    Development Finance Corporation.  Past
                    President of the Little Rock Chamber of
                    Commerce and member of numerous
                    charitable and education organizations
                    in Arkansas.  Awarded honorary degrees
                    from Hendrix College in Conway,
                    Arkansas and from the University of
                    Arkansas at Little Rock.  Member of
                    Kinark's Board from 1974 to 1979, and
                    later served as an Advisory Board
                    Member.  In May 1993, he was appointed
                    to Kinark's Board and elected to the
                    Board in July 1993 and is a member of
                    the Compensation and Audit Committees.

Paul R. Chastain    Appointed Vice President and Chief                1975
(61)                Financial Officer of Kinark in February
                    1996.  President and Chief Executive
                    Officer of Kinark from July 1993 to
                    February 1996.  Chairman and Chief
(Photo of Mr.       Executive Officer of Kinark from June
Chastain appears    1991 through July 1993.  Co-Chairman
here)               and Co-here) Chief Executive Officer of
                    Kinark from June 1990 through June
                    1991.  From 1976 until June 1990,
                    Executive Vice President and Treasurer.
                    From 1993 until 1976, Vice President of
                    Finance and Secretary of the Company.
                    Mr. Chastain's previous experience
                    included six years with Allis-Chalmers
                    and nine years with Litton Industries.

Michael T. Crimmins Appointed Chief Executive Officer of              1993
(56)                Kinark in February 1996 and elected
                    Chairman of the Board of Kinark in May
                    1995.  From 1989 to 1995, Vice
                    President and General Counsel of
                    Northbridge Holdings, Inc. and Deltech
(Photo of Mr.       Corporation.  Vice President -- General
Crimmins appears    Counsel from 1988 until 1989 of the
here)               Advanced Technology Group of Hoechst
                    Celanese Corporation.  From 1976
                    until 1987, Assistant Secretary and
                    Associate General Counsel of American
                    Hoechst Corporation.  Mr. Crimmins is
                    an attorney admitted to the bars of the
                    States of New York and New Jersey.  Mr.
                    Crimmins was appointed to Kinark's
                    Board in March 1993 and elected to the
                    Board in July 1993.  He is a member of
                    the Executive Committee.

Ronald J. Evans     Appointed President of Kinark in February              1995
(47)                1996.  Private investor from May 1995
                    to February 1996.  From July 1989 to
                    May 1995, Vice President and General
(Photo of Mr.       Manager of Deltech Corporation.  From
Evans appears       January 1989 to July 1989, Vice President
here)               of Sales and Marketing for Deltech
                    Corporation.  Manager from 1976 to 1989
                    for Hoechst Celanese Corporation.  Mr.
                    Evans was appointed to Kinark's Board
                    in May 1995.  He is currently a member
                    of the Executive Committee and was a
                    member of the Audit Committee from May
                    1995 to February 1996.

Joseph J. Morrow    Chief Executive Officer of Morrow & Co.,               *
(56)                Inc. since 1972.  Chief Executive Officer
(Photo of Mr.       of Proxy Services Corporation from 1972
Morrow appears      to 1992.  Chairman of Proxy Services
here)               Corporation from 1992 to present.  Currently
                    a Director of Telephone Access, Inc. and Digital
                    Vision, Inc.

John Sununu         President of JHS Associates, Ltd. since June 1992      *
(56)                and a partner in Trinity International Partners,
                    a private financial firm, since June 1993.  Co-host
                    of CNN's "Crossfire", a news/public affairs
(Photo of Mr.       discussion program, since March 1992.  From
Sununu appears      January 1989 until March 1992, Chief of
here)               Staff to the President of the United States.
                    From January 1983 to January 1989,
                    Governor of the State of New Hampshire.
                    From 1963 until his election as
                    Governor, President of JHS Engineering
                    Company and Thermal Research Inc.
                    Helped establish and served as chief
                    engineer for Astro Dynamics Inc. from
                    1960 until 1965.  From 1968 until 1973,
                    Governor Sununu was Associate Dean of
                    the College of Engineering at Tufts
                    University and Associate Professor of
                    Mechanical Engineering.  Served on the
                    Advisory Board of the Technology and
                    Policy Program at MIT from 1984 until
                    1989.  A member of the National Academy
                    of Engineering and the Board of
                    Trustees for the George Bush
                    Presidential Library Foundation.

Mark E. Walker      President and Director since 1991 of              *
(40)                Ocean's Window, Inc. President and
                    Director of Ocean's Window Travel Services
(Photo of Mr.       since 1995.  Manager from 1985 until 1992
Walker appears      for DSC Communications Corporation.  Manager
here)               from 1978 until 1984 for Texas Instruments
                    Incorporated. Mr. Walker was appointed to Kinark's Board in March 1993 and elected to the Board in July 1993. He is a member of the Executive, Compensation and Audit
                    Committees.

     With the exception of Messrs. Chastain, Crimmins and Evans, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

     The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

COMMON STOCK AMENDMENT

     The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their adoption an amendment to Article Fourth of the Certificate to increase the number of authorized shares of Common Stock from 12,000,000 shares to 18,000,000 shares.

     The Board believes that the approval of the Common Stock Amendment will give the Company flexibility to issue additional shares of Common Stock to advance the Company's long range plans to make strategic acquisitions to enhance the value of the Company for the benefit of all of its stockholders. Over half of the existing authorized Common Stock is currently issued and outstanding. If the Common Stock Amendment is approved by the stockholders, the additional shares of Common Stock may be used to acquire assets or stock of targeted companies or to raise money to fund such acquisitions. Although the Company has not committed itself to any specific acquisitions at this time, the Company is formulating a long range plan which may incorporate expansion through acquisitions in galvanizing or other businesses. The Company does not presently have any agreement, understanding, arrangement or plan that would result in the issuance of any additional shares, except for a rights offering in the second quarter of 1996 whereby the Company plans to distribute to each holder of its Common Stock one nontransferable right for each share of common stock held as of a record date to be determined according to Delaware law and ASE rules, with each such right entitling the holder thereof to subscribe for and purchase one share of Common Stock (the "Rights Offering"), with certain stockholders agreeing in advance not to subscribe for shares of Common Stock, or to reduce their subscriptions, if subscriptions exceed 4,798,464 shares (the "Non-subscription Agreement"). The Company expects to commence the Rights Offering prior to the Annual Meeting and the Rights Offering is not contingent upon approval of the Common Stock Amendment. There can be no assurance, however, that the Rights Offering will commence before the Annual Meeting.

     The additional shares could also be available for issuance from time to time for the purposes and consideration approved by the Board, including stock offerings, stock splits, stock dividends, stock options and employee benefits as well as financings and business acquisitions. The Company intends to reserve 800,000 shares of Common Stock for issuance pursuant to the 1996 Stock Option Plan if the 1996 Stock Option Plan Proposal is approved by a majority of the stockholders represented at the Annual Meeting and entitled to vote thereon. The 1996 Stock Option Plan Proposal, however, is not contingent on the approval of the Common Stock Amendment by the stockholders. Due to the Non-subscription Agreement, there will be sufficient authorized shares of Common Stock to fulfill the Company's obligations under the Rights Offering and the 1996 Stock Option Plan, whether or not the Common Stock Amendment is approved by the stockholders, although no shares or only a small number of shares of Common Stock would be available for other purposes if the Common Stock Amendment is not approved and the 1996 Stock Plan Proposal is approved and the Rights Offering is fully subscribed.

     The approval of the Common Stock Amendment should allow the Company the flexibility to act quickly to consummate advantageous transactions, without the expense and delay of a special stockholders' meeting. Subject to the following sentence, no further authorization by the stockholders will be necessary for the issuance of the additional shares of Common Stock subject to the Common Stock Amendment, unless required by Delaware law or ASE rules. In general, Delaware law and the ASE rules would require that the issuance of Common Stock in a merger or business combination, which would increase the outstanding Common Stock by twenty percent (20%) or more, be approved by the Company's stockholders at an annual or a special meeting of the stockholders.

     The general effect of the issuance of the additional shares of Common Stock authorized by the approval of the Common Stock Amendment will be the pro-rata dilution of all of the current stockholders of the Company. The availability of authorized but unissued shares could affect the ability of a third party to gain voting control of the Company, because the Board could authorize issuance in a private placement or otherwise to one or more persons and dilute the voting power of a potential acquiror. Additionally, unissued shares could be issued in circumstances that would dilute the equity position of a potential acquiror. In either of these situations, the issuance of additional shares could impact a potential takeover. The Board has no present intention to issue additional shares to implement defensive or anti-takeover devices.

     The Common Stock Amendment requires the approval of a majority of the shares of Common Stock outstanding as of the Record Date and, if the Common Stock Amendment is so approved at the Annual Meeting, the Board will amend Article Fourth of the Certificate to increase the number of authorized shares of Common Stock from 12,000,000 shares to 18,000,000 shares.

     The text of Article Fourth of the Certificate as proposed to be amended is set forth in Exhibit 1 hereto.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE COMMON STOCK AMENDMENT.


1996 STOCK OPTION PLAN PROPOSAL

     The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, the 1996 Stock Option Plan Proposal. Copies of the 1996 Stock Option Plan are available upon request directed to Paul R. Chastain, Vice-President and Chief Financial Officer, Kinark Corporation, 7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma 74136-3324.

     The purpose of the 1996 Stock Option Plan is to attract and retain highly qualified directors, employees, consultants and advisors and to increase the growth and profitability of the Company and its subsidiaries by providing the grantees of options ("Options") and stock appreciation rights ("SARs") with additional incentive to achieve the Company's objectives and to participate in its success and growth by encouraging their continued association with or service to the Company and its subsidiaries.

     The Board believes that the 1996 Stock Option Plan is needed to provide the Company with greater flexibility to attract highly qualified directors, employees, consultants and advisors in the future. The 1996 Stock Option Plan, unlike the 1988 Stock Option Plan, will provide for the automatic annual grant of Options to non-employee directors, which the Board believes will enhance the Company's ability to attract highly qualified persons to serve as directors. The 1988 Stock Option Plan terminates by its terms on January 31, 1998, and there are currently less than 7,000 shares of Common Stock available for issuance under options pursuant to the 1988 Stock Option Plan. The Board believes that the Company will need an additional compensation plan for future use.

Administration

     The 1996 Stock Option Plan will be administered by a committee of the Board which is vested with responsibility for administering the 1996 Stock Option Plan (the "Compensation Committee"). The Compensation Committee will consist of at least three (3) directors appointed from time to time by the Board, and at least two (2) of the members will be disinterested directors.
The Compensation Committee will have the power to (i) interpret the plan, (ii) promulgate rules and regulations relating to the plan, and (iii) make all other determinations and take all other actions necessary or desirable for the administration of the plan. Decisions of the Compensation Committee regarding the interpretation and administration of the 1996 Stock Option Plan will be binding upon all persons.

Amendment of 1996 Stock Option Plan

     The 1996 Stock Option Plan may be amended at any time and from time to time by the Board. The Board may not, however, amend the 1996 Stock Option Plan without the approval of the stockholders of the Company if such amendment would (i) increase the total number of shares of Common Stock issuable under the plan, (ii) materially change the class of person that may participate in the plan, or (iii) materially increase the benefits accruing to participants under the plan.

Eligibility

     The class of persons eligible to participate in the 1996 Stock Option Plan shall include, but not be limited to, all directors, employees, consultants and advisors to the Company or its subsidiaries; provided, however, that non-employee directors shall only be entitled to receive automatic annual grants of Options (see "Terms of Stock Options" below) and shall not be entitled to receive discretionary grants of Options by the Compensation Committee; and provided, further, that only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options. Subject to the limitations described above, the Compensation Committee shall have the discretion to include all persons whose participation in the 1996 Stock Option Plan that the Compensation Committee determines to be in the best interests of the Company. The approximate number of all directors, employees, consultants and advisors which management believes will be initially eligible to participate in the 1996 Stock Option Plan is 30, provided that the Compensation Committee shall have the discretion to include any other persons whose participation it deems beneficial.

Shares Subject to the 1996 Stock Option Plan

     The Board will reserve 800,000 shares of Common Stock for issuance under the 1996 Stock Option Plan. The market value of the Common Stock as of April 15, 1996, was $3.38 per share. In the event of a change in the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other change in corporate structure, the number and/or type of shares to be awarded under the 1996 Stock Option Plan shall be adjusted appropriately by the Compensation Committee to prevent an unfavorable effect upon the value of the Options and SARs to be granted under the 1996 Stock Option Plan.

     The 1996 Stock Option Plan Proposal is not contingent on the approval of the Common Stock Amendment by a majority of the stockholders represented at the Annual Meeting and entitled to vote thereon. Due to the Non-subscription Agreement, there will be sufficient authorized shares of Common Stock to fulfill the Company's obligations under the Rights Offering and the 1996 Stock Option Plan, whether or not the Common Stock Amendment is approved by the stockholders, although no shares or only a small number of shares of Common Stock would be available for other purposes if the Common Stock Amendment is not approved and the 1996 Stock Plan Proposal is approved and the Rights Offering is fully subscribed.

Effective Date

     The 1996 Stock Option Plan will be effective as of June 5, 1996, if such plan is approved by a majority of the stockholders of the Company voting in person or by proxy at the Annual Meeting, or any adjournment thereof.

Terms of Stock Options

     Options granted under the 1996 Stock Option Plan may consist of incentive stock options ("ISOs") and nonqualified stock options ("NSOs") and Non-Employee Director Options (as defined below); provided, however, that only employees of the Company or its subsidiaries shall be eligible to receive ISOs. Except for Non-Employee Director Options, Options granted under the 1996 Stock Option Plan need not be identical to one another.

     The Committee may, in its discretion, grant Options under the 1996 Stock Option Plan to employees, including directors who are also employees, as well as advisors and consultants upon such restrictions, terms and conditions as the Committee may prescribe ("Discretionary Grants").

     Commencing on July 1, 1996 and continuing on the first day of each July thereafter for a period of ten years through (and including) July 1, 2005, each non-employee Director who is a member of the Board of Directors on each of such dates shall be automatically granted an Option for 5,000 shares of Common Stock ("Non-Employee Director Options"). Non-Employee Director Options shall be NSOs and shall vest and become exercisable six months after the date granted. The exercise price of Non-Employee Director Options shall be 100% of the fair market value of the Company's Common Stock on the date of the grant and Non-Employee Director Options shall be exercisable for a period of ten years after the date of grant.

     The purchase price under each Option which is not a Non-Employee Director Option will be established by the Compensation Committee, but in no event will the option price of an ISO be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The purchase price of each Non-Employee Director Option will be 100% of the fair market value of the Company's Common Stock on the date of the grant. The purchase price for any Option granted under the 1996 Stock Option Plan must be paid in full at the time of exercise. The price may be paid in cash or the surrender of shares of Common Stock owned by the participant exercising the Option and having a fair market value on the date of exercise equal to the option price, or any combination of the foregoing equal to the option price. The Compensation Committee, in its discretion, may provide that the purchase price for certain Options may be paid by execution of recourse promissory notes in favor of the Company.

     ISOs must be granted within ten years of the effective date of the 1996 Stock Option Plan and may not be exercisable more than ten years from the date of the grant. However, there is no requirement that NSOs be exercised within a fixed amount of time. The Compensation Committee may provide, however, that a particular Option (either an ISO or an NSO) will terminate in a specified period of time. Non-Employee Director Options shall be exercisable for a period of ten years from the date of the grant.

     The Compensation Committee, in its discretion, may provide for accelerated vesting of an Option, except for Non-Employee Director Options, in the event of the participant's death, disability, or retirement or other events in accordance with policies established by the Compensation Committee. The Compensation Committee, in its discretion, may also provide for accelerated vesting in the event of certain changes in control of the Company. If an employee participant's employment is terminated "for cause", such as acts of fraud, dishonesty or gross malfeasance of duty, any Options held by such participant shall terminate immediately.

     Each Option is transferrable only by will or the law of descent and distribution and may only be exercisable by the participant during his or her lifetime.

     The Compensation Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any Option, except Non-Employee Director Options, previously granted and may or may not substitute in its place Options at a different price and of a different type under different terms or in different amounts.

Stock Appreciation Rights

     A SAR is the right to receive an amount equal to the appreciation, if any, in fair market value of one share of Common Stock from the date the SAR is granted until the time the participant elects to receive payment. The Committee may grant SARs under the Plan upon such restrictions, terms and conditions as the Committee may prescribe. SARs will not be awarded to non-employee directors. Participants who elect to receive payment of a SAR will receive an amount in cash, Common Stock, or any combination of cash or Common Stock, as determined by the Compensation Committee.

     Each SAR will be represented by a SAR agreement which shall contain such restrictions, terms and conditions as the Compensation Committee may, in its discretion, determine including without limitation, restricting the time of exercise of the SAR to specified periods. The price or base value of each SAR shall be established by the Compensation Committee, but in no event will the price or base value of a SAR issued in tandem with an ISO be less than 100% of the fair market value of the Common Stock on the date the SAR is granted. The grantee of a SAR shall have no rights as a shareholder with respect to such SAR.

Option and SAR Grants

     The number of Discretionary Grants likely to be granted under the 1996 Stock Option Plan, the persons who might receive such grants and the value of such grants cannot be determined at this time because all Discretionary Grants of Options and SARs under the plan will be made at the discretion of the Compensation Committee and the option price per share of Common Stock and the price or base value of SARs will depend upon contingent and variable factors.

     The chart below states the number of Non-Employee Director Options and the estimated value of such options that each non-employee director, and the non-employee directors as a group, will receive in the 1996 fiscal year.

New Plan Benefits

1996 Stock Option Plan
(for Non-Employee Directors)


Position                      Dollar Value($)(1)            Number of Options
Each Non-Employee Director         $16,900                       5,000
All Non-Employee Directors
  as a group(2)                    $50,700                       15,000

(1) The dollar value is based on the closing price per share of the Company's Common Stock as of April 15, 1996, which was $3.38 per share.

(2) Assumes that three non-employee directors, Messrs. Butler, Morrow and Sununu will be elected at the Annual Meeting.

     The number and value of Non-Employee Director Options in future years will depend on the number of non-employee directors on the Board and the fair market value of the Stock on the grant dates.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the 1996 Stock Option Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options, SARs and related payments are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of Options, SARs or dispositions of stock acquired pursuant to an Option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the "Code"). NSOs need not comply with such requirements.

     A participant is not taxed on the grant or exercise of an ISO. The difference between the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of
(i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

     A participant is not taxed on the grant of an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.
Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

     Recipients of SARs do not recognize income upon the grant of such rights. When a participant receives or is deemed under applicable tax rules to have received payment of a SAR, the participant recognizes ordinary income in the amount equal to the cash and/or fair market value of shares of Common Stock to which the SAR relates, and the Company is entitled to an income tax deduction equal to such amount.

     The general effect of the 1996 Stock Option Plan will be the pro-rata dilution of all of the current stockholders of the Company any time Options are exercised by the participants in the plan.

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the 1996 Stock Option Plan Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE STOCK OPTION PLAN PROPOSAL.

THE BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board. The Board presently consists of six directors, with two outside members, three Kinark officers and one former Kinark officer now employed by the Company as a consultant. At a regular meeting of the Board held on February 29, 1996, the Board voted unanimously to amend the Bylaws to increase the size of the Board to seven members; as a result, there is one vacancy on the Board which will be filled at the Annual Meeting. Additionally, Harry D. Jones declined to stand for reelection at the Annual Meeting. Seven directors will be elected at the Annual Meeting to serve until their successors are elected at the 1997 Annual Meeting, unless they earlier resign or are removed as provided in the Bylaws.

     Richard E. Baierlein resigned from the Board and the Executive Committee on May 17, 1995, immediately following the 1995 Annual Meeting, and the Board appointed Ronald J. Evans to fill the vacancy on the Board created by the resignation of Mr. Baierlein.

     The Board met thirteen times in 1995 (including regularly scheduled and special meetings). At least one Board meeting was held at each of the Company's continuing subsidiaries to permit inspection and review of the various operations and management teams. During 1995, the directors' overall attendance for all Board and Committee meetings was 96%. Each incumbent director attended at least 92% of scheduled Board and the committee meetings of which he was a member.

     The Board's non-employee members receive an annual retainer of $3,000 and a fee of $1,000 for attendance at each Board meeting and each Committee meeting not held during the same twenty-four hour period as Board meetings. The fee for a telephonic Board or Committee meeting is $500. The employee/Board members receive no compensation beyond their normal salary for their Board and Committee services. All directors, including employee/Board members, are reimbursed by the Company for expenses incurred by them in connection with their service on the Board and Committees. The standing Committees of the Board of Directors are the Executive Committee, Compensation Committee and Audit Committee. At its July 30, 1993 meeting, the Board eliminated the Stock Option Committee and its functions were assigned to the Compensation Committee.

     Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve limited capital expenditures. The Executive Committee also evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. The Executive Committee, which did not meet in 1995, consisted of Messrs. Baierlein, Crimmins and Chastain until Mr. Baierlein's resignation on May 17, 1995. Following Mr. Baierlein's resignation, the Executive Committee consisted of Messrs. Crimmins, Chastain and Walker. On February 6, 1996, the Board appointed its current members, Messrs. Crimmins, Evans and Walker.

     Compensation Committee. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and 1988 Stock Option Plan. The Compensation Committee held two meetings in 1995. The Compensation Committee consisted of Messrs. Walker, Butler, Jones and Crimmins until Mr. Crimmins was elected chairman of the board on May 17, 1995, at which time Mr. Crimmins resigned from the Compensation Committee. The committee currently has two outside directors, Messrs. Walker and Butler, as well as Mr. Jones. Mr. Jones has declined to stand for reelection to the Board at the 1996 Annual Meeting.

     Audit Committee. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit functions of the Company. The Audit Committee met three times in 1995. The Audit Committee consisted of Raymond W. Smedley and Messrs. Butler and Walker until Mr. Smedley resigned from the Board and the Audit Committee on March 27, 1995, prior to the Company's last annual meeting. Following Mr. Smedley's resignation, the Audit Committee consisted of Messrs. Butler, Evans and Jones. On February 6, 1996, the Board appointed the current members of the Audit Committee, Messrs. Butler, Walker and Jones. Mr. Jones has declined to stand for reelection to the Board at the 1996 Annual Meeting.

     The functions customarily attributable to a nominating committee are performed by the Executive Committee of the Board.

     The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the next annual meeting is advanced more than 30 days or delayed more than 60 days from the date of the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission. The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee and the stockholder giving the notice. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 15, 1996 regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock,
(b) each director, former director or nominee for director of the Company,
(c) each executive officer of the Company and (d) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:

                                   Amount and Nature        Percentage of
Name of Stockholder                of Beneficial Ownership  Common Stock(1)

Richard E. Baierlein                         1,000               --
Richard C. Butler                            37,000 (2)          --
Paul R. Chastain                             60,779 (3)          1.0
Michael T. Crimmins                          373,300 (4)         6.1
Ronald J. Evans                              5,000 (5)           --
Harry D. Jones                               17,000              --
Joseph J. Morrow                             1,782,538 (6)       29.6
Raymond W. Smedley                           600                 --
John H. Sununu                               160,000 (7)         2.7
Mark E. Walker                               410,530 (8)         6.8
Dimensional Fund Advisors, Inc.              207,900 (9)         3.4
Steel Partners II, L.P.                      585,100 (10)        9.7
Robert G. and Pauline B. Walker
  Revocable Trust                            379,724(11)         6.3
All Kinark Directors and Officers as Group
  (7 persons)                                902,819(12)         14.8
_________________

(1) Based on 6,066,536 shares of the Company's Common Stock outstanding as of April 15, 1996. Where a percentage for a person or group is not shown, the percentage of Common Stock beneficially owned by that person or group does not exceed one percent (1%).

(2) Information based on Form 4 of Mr. Butler filed with the SEC. Includes 3,000 shares held by Maumelle Gardens, Inc., of which company Mr. Butler owns 60%. Mr. Butler disclaims beneficial ownership of these shares.

(3) Includes presently exercisable stock options to acquire 48,000 Shares. The stockholder's address is 7060 South Yale Avenue, Suite 603 Tulsa, Oklahoma 74136.

(4) Information based on Schedule 13D and Form 4 filed with the SEC. The stockholder's address is 7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma 74136.

(5)  Information based on Form 3 of Mr. Evans filed with the SEC.

(6) Information based on Schedule 13D filed with the SEC. Mr. Morrow acquired 1,759,083 shares in a private placement by the Company in January 1996. Mr. Morrow has sole voting power and sole dispositive power with respect to 1,727,002 shares and he shares voting power and dispositive power with his spouse as to 55,536 shares. The stockholder's address is 47 LaFayette Place, Apt. 1-E, Greenwich, Connecticut 06830.

(7) All 160,000 shares were acquired in a private placement by the Company in January 1996.

(8) Information based on Form 4 of Mr. Walker filed with the SEC. Includes 5,000 shares of Common Stock owned by a trust for Mr. Walker's son, of which Mr. Walker is trustee. Also includes 379,724 shares beneficially owned by the Robert G. and Pauline B. Walker Revocable Trust, the Pauline
     B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, to which Mr. Walker provides investment advice and for which he receives certain compensation. Mr. Walker disclaims beneficial ownership of such shares and shares of Common Stock owned by other members of the Walker family. The stockholder's address is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(9) Information based on Schedule 13G of Dimensional Fund Advisors, Inc. ("Dimensional") filed with the SEC. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 207,900 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as an investment manager. Dimensional disclaims beneficial ownership of all such shares. The stockholder's address is 1229 Ocean Avenue, Santa Monica, California 90401.

(10) Information based on the joint Schedule 13D of Steel Partners II, L.P., Steel Partners Services, Ltd., Warren Lichtenstein and Lawrence Butler filed with the SEC. According to the Schedule 13D, Steel Partners II, L.P. beneficially owns 527,850 shares, and Steel Partners Services, Ltd. beneficially owns 55,250 shares. Mr. Lichtenstein and Mr. Butler beneficially own 583,150 and 585,100 shares, respectively, by virtue of their authority to vote and dispose of the 527,850 shares owned by Steel Partners II, L.P. and the 55,250 shares owned by Steel Partners Services, Ltd. Each of Mr. Lichtenstein and Mr. Butler has sole voting and dispositive power with respect to the 50 and 2,000 shares, respectively, owned by each individual. The stockholders' address is 750 Lexington Avenue, 27th Floor, New York, NY 10022.

(11) Information based on Form 4s of the Robert G. and Pauline B. Walker Revocable Trust, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B filed with the SEC. The Robert G. and Pauline
     B. Walker Revocable Trust, together with two affiliated trusts, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, beneficially own 379,724 shares. Pauline B. Walker is the sole trustee of all three trusts. The address for the trusts is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(12) All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 49,500 shares. On the Record Date, directors and officers as a group owned 853,319 shares, or 14.1% of the 6,066,536 shares outstanding and entitled to vote, not including presently exercisable stock options.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
                                             Long Term Compensation
               Annual Compensation      Awards    Payouts
                                                      All
                                                      Other
                                     Restricted     LTIP  Compen
Name and Principal         Other Annual  Stock    Options/   Pay-  sation
Position          Year Salary    Bonus (A) Compensation (B) Award(s) (SARs(#1)) outs    (c)
Paul R. Chastain,1995 $141,600   $--        $--             $--       --        $--    $  8,496
President & CEO  1994 $141,200   $--        $3,623           --       6,000      --    $  8,472
                 1993 $137,500   $16,074    $4,655           --       --         --    $  8,250
Harry D. Jones,  1995 $--        $--        $--              --       --        $--    $137,000
President & CEO  1994 $--        $--        $--              --       --         --    $114,500
                 1993 $94,461(D)  $--        $2,620           --       --         --    $ 58,193

(A) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(B) Group health insurance premiums paid by the Company for the named employee.

(C) All compensation shown in this column for Mr. Chastain consists of Company matching contributions to the Company's 401(k) defined contribution retirement plan. All compensation shown in this column for Mr. Jones consists of Company matching contributions to the Company's 401(k) defined contribution retirement plan, consulting fees paid to Mr. Jones pursuant to his consulting agreement with the Company in the amounts of $50,000, $104,167, and $115,000 for 1993, 1994 and 1995, respectively, and director's fees paid to Mr. Jones in the amounts of $2,750, $9,500 and $22,000 for 1993, 1994 and 1995, respectively.

(D) Mr. Jones resigned as President and Chief Operating Officer effective July 31, 1993. This amount includes payment for accrued vacation and for the cancellation of a stock option for 5,000 shares, as well as salary through July 31, 1993.

OPTION EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                   Number of  Value of Unexercised
                                                         Unexercised      In-the-Money
                                                          Options             Options
                                                         at FY-End        at FY-End
                                                              #                $
                         Shares Acquired     Value
                         on Exercise     Realized(A)     Exercisable/      Exercisable/
        Name                  #             $           Unexercisable     Unexercisable
  Paul R. Chastain         ---               ---            20,000/0       $    0(B)/0

  Paul R. Chastain         ---               ---            25,000/0       $14,062(C)/0

  Paul R. Chastain         ---               ---            1,500/4,500    $    0(D)/0

____________

(A) Market value of underlying securities at December 31, 1995 minus the exercise price of "in-the-money" options.

(B) Option granted July 13, 1988 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.4375 was not "in- the-money" at December 31, 1995.

(C) Option granted September 16, 1986 pursuant to the Company's 1978 Stock Option Plan at an exercise price of $3.1875 was not "in-the-money" at December 31, 1995.

(D) Option granted February 16, 1994 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.50 was not "in-the-money" at December 31, 1995.

_______________________

EXECUTIVE SEVERANCE AGREEMENTS

     The Company had severance agreements with one key executive of the Company, Mr. Chastain, and with Kawyn L. Zilm, who previously served as the Company's vice president of Human Resources and as vice president of Boyles Galvanizing Company, a subsidiary of the Company. These agreements provided for payments of compensation and all normal employee benefit plans if a "change of control" of the Company occurred, coupled with a "change in status" of these employees, as such terms are defined in the severance agreements. In 1991, the Board of Directors determined that the severance agreements would not be extended beyond their then current expiration dates of December 31, 1995; therefore, these severance agreements are no longer in effect and the Company believes it has no further obligations under these agreements. Mr. Zilm's employment with the Company terminated in January 1996 and he received certain severance payments which are unrelated to the severance agreements.


REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Compensation Committee was comprised of Messrs. Butler, Crimmins, Jones and Walker until May 17, 1995, at which time Mr. Crimmins resigned as a result of having been elected chairman of the board. During the balance of fiscal year 1995 the Compensation Committee was comprised of Messrs. Butler, Jones and Walker. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     In accordance with recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 1995.

     The Company's objective is to ensure that executive compensation is directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

     JOB CLASSIFICATION. The Company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

     COMPETITIVE SALARY BASE. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary president and corporate officer, except the chief executive officer, is reviewed annually by the chief executive officer who may recommend an increase for approval by the Compensation Committee. The chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Committee. The chief executive officer's base salary was not increased in 1995.

     ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of performance targets for net earnings. This objective focuses corporate decisions toward consistent and steady earnings growth. Awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Compensation Committee. The Company did not achieve its financial performance objectives for 1995 resulting in no incentive awards for any of the Company's officers.

     STOCK OPTION PROGRAM. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company.
     The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options have been granted at the current market price at the time of the grant. The Compensation Committee, which must include at least three outside directors, works to achieve overall compensation objectives for key employees.

     The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The Committee believes that compensation levels during 1995 adequately reflect the Company's compensation goals and policies.

Compensation Committee

                          Richard C. Butler
                          Harry D. Jones
                          Mark E. Walker
                          Michael T. Crimmins (resigned 5/17/95)


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The 1988 Stock Option Plan was administered by the Compensation Committee consisting of Messrs. Walker, Butler and Jones, as well as Mr. Crimmins prior to his resignation on May 17, 1995. Mr. Jones acts as a consultant to the Company. Mr. Jones has declined to stand for reelection to the Board at the 1996 Annual Meeting and will no longer serve on the Compensation Committee. Mr. Crimmins was elected chairman of the board of the Company on May 17, 1995 and resigned from the Compensation Committee at that time.


COMPANY PERFORMANCE

     The following performance graph compares cumulative total stockholder returns on the Company's Common Stock compared to the Dow Jones Diversified Industrials Index and the Dow Jones Equity Market Index calculated at the end of each fiscal year, December 31, 1991 through December 31, 1995. The graph assumes $100 was invested December 31, 1990, in the Company's Common Stock and in each of the referenced indices and assumes the reinvestment of dividends.


[GRAPH APPEARS HERE]

                                        Dow Jones      Dow Jones
Measurement Period                      Equity         Diversified
(Fiscal Year             Kinark         Market         Industrials
Covered)                 Corporation     Index         Index

1990                          100       100            100
1991                          252       132            124
1992                          119       144            144
1993                           94       158            176
1994                           81       159            161
1995                           73       220            211


RELATED PARTY TRANSACTIONS

     On July 1, 1993, the Company and Harry Jones entered into a Termination of Employment Agreement, providing for Mr. Jones' resignation as president and chief operating officer of the Company, effective July 31, 1993. Pursuant to this agreement, the Company canceled his stock options to acquire 5,000 shares and entered into a three year consulting arrangement with Mr. Jones. The consulting agreement with Mr. Jones terminates on July 31, 1996. Joseph J. Morrow, a nominee for director, purchased 1,759,083 shares of Common Stock in the Company's private placement in January 1996. Mr. Morrow is the chief executive officer of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that one report with respect to one transaction was inadvertently not timely filed by a director of the Company, and three reports with respect to the same transaction were inadvertently not timely filed by three affiliated stockholders which together were the beneficial owners of greater than ten percent of the Common Stock at the time of the transaction.


INDEPENDENT AUDITORS

     Deloitte & Touche, LLP audited the Company's financial statements for the fiscal year ended December 31, 1995, and the Board of Directors has approved the engagement of that firm to serve as the Company's auditors for 1996. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 1997 Annual Meeting of Stockholders must be received by the Company by January 3, 1997. Such proposals should be directed to Kinark Corporation, Attention: Secretary, 7060 South Yale Avenue, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.

OTHER MATTERS

     Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

     Chemical Mellon Shareholder Services has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for this Annual Meeting of Stockholders.

                         By order of the Board of Directors



                         /s/ Carolyn A. Fredrich
                         Carolyn A. Fredrich, Secretary


Tulsa, Oklahoma
May 3, 1996

EXHIBIT 1

PROPOSED ARTICLE FOURTH OF THE
RESTATED CERTIFICATE OF INCORPORATION



     FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is Eighteen Million (18,000,000) shares of Common Stock of a par value of Ten Cents ($.10) per share.

PRELIMINARY COPIES
FORM OF PROXY CARD

KINARK CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 5, 1996

     The undersigned, a stockholder of record of Kinark Corporation (the "Company") on April 15, 1996 (the "Record Date"), hereby appoints Michael T. Crimmins and Paul R. Chastain, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 5, 1996, and at any adjournments or postponements thereof, on the following matters.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR THE PROPOSALS DESCRIBED BELOW.

     1. Election of the following nominees as Directors: Richard C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Mark E. Walker, Joseph
J. Morrow and John H. Sununu.

FOR all nominees    WITHHOLD            INSTRUCTIONS:  To vote FOR or WITHHOLD
listed (except as   AUTHORITY to        AUTHORITY to vote for the election of
marked to the       vote for all        all candidates, check the appropriate
contrary)           nominees listed     box above.  To withhold authority to
                                        the election of any candidate(s), write
[  ]                [  ]                the name(s) of such candidate(s) in the
                                        following space:  __________________.
                                        IF NO BOX IS MARKED ABOVE, THE
                                        UNDERSIGNED WILL BE DEEMED TO VOTE FOR
                                        EACH CANDIDATE EXCEPT THAT THE
                                        UNDERSIGNED WILL NOT BE DEEMED TO
                                        CONSENT TO THE ELECTION OF ANY
                                        CANDIDATE WHOSE NAME IS WRITTEN IN THE
                                        SPACE PROVIDED ABOVE.

     2. Amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock from 12,000,000 shares to 18,000,000 shares, as set forth in the accompanying proxy statement (the "Proxy Statement").

               [  ]  FOR      [  ]  AGAINST         [  ]  ABSTAIN

     3. Approve the Company's 1996 Stock Option Plan, as set forth in the Proxy Statement.

               [  ]  FOR      [  ]  AGAINST         [  ]  ABSTAIN


     IF NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSALS 2 AND/OR 3, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR SUCH PROPOSALS.

     4. In their discretion, upon such other matters as may properly come before the Annual Meeting.

     The invalidity, illegality or unenforceability of any particular provision of this Proxy shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

(Continued on next page.)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

                              Please sign below exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. Make sure that the name on your stock certificate(s) is exactly as you indicate below.


                              Dated:_______________________________, 1996


                              ______________________________________________
                              (Signature)
[mailing label]





                              ______________________________________________
                              (Signature if held Jointly)


                              ______________________________________________
                              (Title or authority (if applicable))


**THIS IS YOUR PROXY CARD**